Exhibit 99.1

Oncorus Announces Nomination of its First IV-Administered Synthetic Viral RNA (vRNA)

Immunotherapy Product Candidates, ONCR-021 and ONCR-788

•	Pioneering Synthetic vRNA immunotherapies that are composed of self-amplifying vRNA encoding for oncolytic viruses encapsulated within lipid nanoparticles (LNPs)

•	Novel approach engineered to produce a living immunostimulatory drug in the form of infectious virions in the tumor to destroy cancer cells, and stimulate multiple arms of the immune system

•	Two candidates nominated: ONCR-021 encodes an optimized strain of Coxsackievirus A21 (CVA21), and ONCR-788 encodes a modified version of the Seneca Valley Virus (SVV)

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In preclinical studies, Oncorus’ IV-administered Synthetic vRNA demonstrated efficacy in multiple tumor models and avoided the challenge of neutralizing antibodies seen in previous approaches using IV-administered natural viruses

•	Oncorus plans to investigate its Synthetic vRNA immunotherapies in multiple histologies including cancer of the lung

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Company to host virtual investor event on June 21, 2021 focused on its Synthetic vRNA immunotherapy platform, ONCR-021, ONCR-788, and its in-house manufacturing capabilities and featuring a presentation from Leena Ghandi, M.D., Ph.D., Director, Center for Cancer Therapeutic Innovation at the Dana-Farber Cancer Institute

CAMBRIDGE, Mass., May 27, 2021 – Oncorus, Inc. (Nasdaq: ONCR), a viral immunotherapies company focused on driving innovation to transform outcomes for cancer patients, today announced the nomination of its first Synthetic viral RNA (vRNA) immunotherapy clinical candidates, ONCR-021 and ONCR-788. Oncorus’ pioneering intravenous (IV)-administered approach involves encapsulating the genomes of RNA viruses known to kill cancer cells (i.e., oncolytic viruses, or OVs) in a lipid nanoparticle (or LNP), creating a Synthetic vRNA immunotherapy. ONCR-021 encodes an optimized strain of Coxsackievirus A21 (CVA21), and ONCR-788 encodes for a modified version of the Seneca Valley Virus (SVV). Both CVA21 and SVV have extensive clinical experience and favorable safety profiles when administered IV. Oncorus’ novel Synthetic vRNA approach holds the potential for IV-administration and avoids the challenge of neutralizing antibodies seen in previous approaches with IV-administered OVs. Oncorus plans to investigate its novel Synthetic vRNA immunotherapies in multiple histologies including cancers of the lung both as monotherapy and in combination with immune checkpoint inhibitors and other cancer treatments.

“There has been a notable rise in the development and approval of RNA-based vaccines, most prominently for COVID-19, and therapeutics for certain rare diseases. To date, however, there are no approved RNA-based cancer therapies. Simultaneously, the therapeutic benefit of viral immunotherapy has been limited to intratumoral (iTu) administration, restricting broader applications of this modality. In addition, past investigational programs that utilized IV-administered natural OVs faced the challenge of neutralizing antibodies which likely hinders the clinical efficacy of later doses. Our proprietary Synthetic vRNA Immunotherapy Platform involves a highly innovative, novel combination of RNA- and OV-based modalities and, in doing so, holds the potential to create a new pillar in cancer therapy,” said Theodore (Ted) Ashburn, M.D., Ph.D., President and CEO of Oncorus.

LNP-encapsulated IV-administered vRNA to create a “living immunostimulatory drug”

Developing IV-administered RNA medicines for cancer requires addressing two primary technological hurdles: first, getting adequate concentrations of the RNA-based drug candidate to all tumor cells, and second, limiting exposure to normal tissue throughout the body.

OVs, through rapid, self-amplification of their genomes in permissive cells and their ability to infect nearby cancer cells, are a potential answer to the challenge of the suboptimal LNP delivery of cargo RNA to tumor cells. In addition, OVs are selected or engineered to replicate more robustly in cells with deficiencies in antiviral responses, as is the case for cancer cells. OVs’ selectivity for tumors ensures that their genomes, when delivered by LNP, are minimally or not at all replicating in healthy tissues, thus potentially providing a large therapeutic window for Oncorus’ Synthetic vRNA immunotherapy candidates. Furthermore, the immunogenic cell death triggered by OVs, and the release of tumor antigens in an inflamed tumor microenvironment, are expected to broadly stimulate the immune system in its fight against cancer.

“Taken together, the oncolytic and immunogenic properties of OVs, combined with the broad tissue distribution enabled by IV-administered LNPs and the tumor selective self-amplification afforded by vRNA, opens the door to the successful application of IV-administered RNA medicines in cancer,” explained Dr. Ashburn. “This approach holds the promise of improving outcomes for patients across multiple types of cancer, in particular those with cancers of the lung.”

Christophe Quéva, Ph.D., Oncorus’ Chief Scientific Officer, said, “We are proud of our team’s work to advance both our oncolytic Herpes Simplex Virus and Synthetic Viral RNA Immunotherapy Platforms. With this dual-platform strategy, we are building a versatile pipeline of iTu-administered and IV-administered viral immunotherapy product candidates that will potentially enable the treatment of a broad range of cancer settings. We continue to advance our lead oHSV candidate, ONCR-177, through Phase 1 study, and we are working diligently to progress our lead synthetic candidates, ONCR-021 and ONCR-788, into the clinic.”

ONCR-021 and ONCR-788 Clinical Development and In-House GMP Manufacturing

Oncorus plans to file an investigational new drug (IND) application for ONCR-021 in the first half of 2023 to enable clinical development for non-small cell lung cancer and other cancers such as hepatocellular carcinoma, clear cell renal cell carcinoma and melanoma, both as a single agent and in combination with immune checkpoint inhibitors. Following the IND filing for ONCR-021, Oncorus plans to file an IND for ONCR-788 to enable its development in small cell lung cancer, neuroendocrine prostate and other neuroendocrine cancers, both as a single agent and in combination with immune checkpoint inhibitors and other cancer treatments. In the process of developing ONCR-021 and ONCR-788, Oncorus also developed and optimized a proprietary LNP platform for delivery of large nucleic acids, with efficient endosomal escape. Oncorus will manufacture ONCR-021 and ONCR-788 at its 88,000 square foot state-of-the-art process development and Good Manufacturing Practices (GMP) manufacturing facility in Andover, Mass. With the site buildout underway, Oncorus plans to initiate process development activities at the facility in the second half of 2021 and anticipates this facility will be operational for GMP manufacturing in first half of 2023.

Link here to a white paper on Oncorus’ Synthetic vRNA Immunotherapy Platform and lead candidates.

Upcoming Synthetic vRNA Immunotherapy-Focused Investor Event

Oncorus will host a virtual investor event on Monday, June 21, 2021 from 1:00 pm to 3:30 pm ET to discuss details surrounding these Synthetic vRNA programs, including preclinical data supporting the ONCR-021 and ONCR-788 candidate nominations and planned clinical studies. Leena Ghandi, M.D., Ph.D., Director, Center for Cancer Therapeutic Innovation at the Dana-Farber Cancer Institute, will be a featured speaker. For more information or to RSVP for the event, please contact Josh Rauch at jrauch@soleburytrout.com.

About Oncorus

At Oncorus, we are focused on driving innovation to deliver next-generation viral immunotherapies to transform outcomes for cancer patients. We are advancing a portfolio of intratumorally (iTu) and intravenously (IV) administered viral immunotherapies for multiple indications with significant unmet need based on our oncolytic Herpes Simplex Virus (oHSV) and Synthetic viral RNA (vRNA) Immunotherapy Platforms.

Designed to deliver next-generation viral immunotherapy impact, our oHSV platform improves upon key characteristics of this therapeutic class to enhance systemic activity. Our lead oHSV program, ONCR-177, is designed to be directly administered into a tumor, resulting in high local concentrations of the therapeutic agent and its five encoded transgenes, as well as low systemic exposure to the therapy, which we believe could potentially limit systemic toxicities. Our pioneering Synthetic vRNA Immunotherapy Platform involves a highly innovative, novel combination of RNA- and oncolytic virus-based modalities to realize the potential of RNA medicines for cancer. Our lead IV-administered Synthetic vRNA clinical candidates, ONCR-021 and ONCR-788, are both currently in IND-enabling studies.

Please visit www.oncorus.com to learn more.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the preclinical and clinical development of ONCR-021 and ONCR-788, including expectations regarding timing for filing INDs, as well as the product candidates’ therapeutic potential and clinical benefits and the utility and potential of Oncorus’ Synthetic vRNA Immunotherapy Platform; and expectations regarding the buildout timeline of its viral immunotherapy clinical manufacturing facility. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on Oncorus’ operations and the timing and anticipated results of its ongoing and planned clinical trials; the risk that the results of preclinical studies and clinical trials may not be predictive of future results in connection with future clinical trials; Oncorus’ ability to successfully demonstrate the safety and efficacy of ONCR-021 and ONCR-788; Oncorus’ ability to secure adequate quantities of viral immunotherapies manufactured in accordance with regulatory requirements; the expansion of Oncorus’ in-house manufacturing capabilities; the adequacy of Oncorus’ cash resources and availability of financing on commercially reasonable terms; and Oncorus’ ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Oncorus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that Oncorus makes with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of Oncorus’ website at http://investors.oncorus.com. Any forward-looking statements represent Oncorus’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Oncorus explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:	Media Contact:
Alan Lada	Liz Melone
Solebury Trout	liz.melone@oncorus.com
617-221-8006
alada@soleburytrout.com